Exhibit 32

CERTIFICATION PURSUANT TO:

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended Annual Report of Omagine, Inc. on Form 10-K/A (Amendment No. 1) for the period ended December 31, 2014 (the ”Report”), as filed with the Securities and Exchange Commission on the date hereof, the undersigned certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Omagine, Inc.

/s/ Frank J. Drohan

Frank J. Drohan

Chairman of the Board of Directors,

President and Chief Executive & Financial Officer

(Principal Executive Officer and
Principal Financial Officer)

October 29, 2015

The originally executed copy of this certification will be maintained at the Registrant's offices and will be made available for inspection upon request.